EXHIBIT 22.1
Subsidiary Guarantors and Issuers of Guaranteed Securities
Guaranteed Securities

The following securities (collectively, the “T-Mobile USA Senior Notes”) issued by T-Mobile USA, Inc., a Delaware corporation and wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), were outstanding as of December 31, 2022, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
3.500% senior notes due 2025
1.500% senior notes due 2026
2.250% senior notes due 2026
2.625% senior notes due 2026
3.750% senior notes due 2027
5.375% senior notes due 2027
4.750% senior notes due 2028
4.750% senior notes due 2028-1 held by affiliate
2.050% senior notes due 2028
2.625% senior notes due 2029
2.400% senior notes due 2029
3.375% senior notes due 2029
3.875% senior notes due 2030
2.550% senior notes due 2031
2.875% senior notes due 2031
3.500% senior notes due 2031
2.250% senior notes due 2031
2.700% senior notes due 2032
5.200% senior notes due 2033
4.375% senior notes due 2040
3.000% senior notes due 2041
4.500% senior notes due 2050
3.300% senior notes due 2051
3.400% senior notes due 2052
5.650% senior notes due 2053
3.600% senior notes due 2060
5.800% senior notes due 2062

The following securities (collectively, the “Sprint Senior Notes”) issued by Sprint LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, were outstanding as of December 31, 2022, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
7.875% senior notes due 2023
7.125% senior notes due 2024
7.625% senior notes due 2025
7.625% senior notes due 2026

The following securities (collectively, the “Sprint Capital Corporation Senior Notes”) issued by Sprint Capital Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, were outstanding as of December 31, 2022, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
6.875% senior notes due 2028
8.750% senior notes due 2032

The following securities (collectively, the “Sprint Spectrum Notes”) issued by Sprint Spectrum Co LLC (a Delaware limited liability company), Sprint Spectrum Co II LLC (a Delaware limited liability company), Sprint Spectrum Co III LLC (a Delaware limited liability company), each a wholly-owned subsidiary of the Company, were outstanding as of December 31, 2022, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
4.738% Series 2018-1 A-1 Notes due 2025
5.152% Series 2018-1 A-2 Notes due 2028

Obligors

As of December 31, 2022, the obligors under the T-Mobile USA Senior Notes consisted of the Company, as a guarantor, and its subsidiaries listed in the following table.

Name of Subsidiary	Jurisdiction of Organization	Obligor Type
American Telecasting of Seattle, LLC	Delaware	Guarantor
APC Realty and Equipment Company, LLC	Delaware	Guarantor
Assurance Wireless of South Carolina, LLC	Delaware	Guarantor
Assurance Wireless USA, L.P.	Delaware	Guarantor
ATI Sub, LLC	Delaware	Guarantor
Clear Wireless LLC	Nevada	Guarantor
Clearwire Communications LLC	Delaware	Guarantor
Clearwire Hawaii Partners Spectrum, LLC	Nevada	Guarantor
Clearwire Legacy LLC	Delaware	Guarantor
Clearwire Spectrum Holdings II LLC	Nevada	Guarantor
Clearwire Spectrum Holdings III LLC	Nevada	Guarantor
Clearwire Spectrum Holdings LLC	Nevada	Guarantor
Clearwire XOHM LLC	Delaware	Guarantor
Fixed Wireless Holdings, LLC	Delaware	Guarantor
IBSV LLC	Delaware	Guarantor
MetroPCS California, LLC	Delaware	Guarantor
MetroPCS Florida, LLC	Delaware	Guarantor
MetroPCS Georgia, LLC	Delaware	Guarantor
MetroPCS Massachusetts, LLC	Delaware	Guarantor
MetroPCS Michigan, LLC	Delaware	Guarantor
MetroPCS Nevada, LLC	Delaware	Guarantor
MetroPCS New York, LLC	Delaware	Guarantor
MetroPCS Pennsylvania, LLC	Delaware	Guarantor
MetroPCS Texas, LLC	Delaware	Guarantor
Nextel Retail Stores, LLC	Delaware	Guarantor
Nextel South Corp.	Georgia	Guarantor
Nextel Systems, LLC	Delaware	Guarantor
Nextel West Corp.	Delaware	Guarantor
NSAC, LLC	Delaware	Guarantor
PRWireless PR, LLC	Delaware	Guarantor
PushSpring, LLC	Delaware	Guarantor
SIHI New Zealand Holdco LLC	Kansas	Guarantor
Sprint Capital Corporation	Delaware	Guarantor
Sprint Communications LLC	Kansas	Guarantor
Sprint Communications Company L.P.	Delaware	Guarantor
Sprint International Communications LLC	Delaware	Guarantor
Sprint International Holding LLC	Kansas	Guarantor

Sprint International LLC	Delaware	Guarantor
Sprint International Network Company LLC	Delaware	Guarantor
Sprint LLC	Delaware	Guarantor
Sprint PCS Assets, L.L.C.	Delaware	Guarantor
Sprint Solutions LLC	Delaware	Guarantor
Sprint Spectrum LLC	Delaware	Guarantor
Sprint Spectrum Realty Company, LLC	Delaware	Guarantor
SprintCom LLC	Kansas	Guarantor
T-Mobile Central LLC	Delaware	Guarantor
T-Mobile Financial LLC	Delaware	Guarantor
T-Mobile Innovations LLC	Delaware	Guarantor
T-Mobile Leasing LLC	Delaware	Guarantor
T-Mobile License LLC	Delaware	Guarantor
T-Mobile Northeast LLC	Delaware	Guarantor
T-Mobile Puerto Rico Holdings LLC	Delaware	Guarantor
T-Mobile Puerto Rico LLC	Delaware	Guarantor
T-Mobile Resources LLC	Delaware	Guarantor
T-Mobile South LLC	Delaware	Guarantor
T-Mobile USA, Inc.	Delaware	Issuer
T-Mobile West LLC	Delaware	Guarantor
TDI Acquisition Sub, LLC	Delaware	Guarantor
TMUS International LLC	Delaware	Guarantor
TVN Ventures LLC	Delaware	Guarantor
Utelcom LLC	Kansas	Guarantor
VMU GP, LLC	Delaware	Guarantor
WBSY Licensing, LLC	Delaware	Guarantor

As of December 31, 2022, the obligors under the Sprint Senior Notes consisted of the Company, as a guarantor; Sprint LLC (a Delaware limited liability company), as issuer and T-Mobile USA, Inc. (a Delaware corporation) and Sprint Communications LLC (a Kansas limited liability company) as guarantors.

As of December 31, 2022, the obligors under the Sprint Capital Corporation Senior Notes consisted of the Company, as a guarantor; Sprint Capital Corporation (a Delaware corporation), as issuer and T-Mobile USA, Inc. (a Delaware corporation), Sprint LLC (a Delaware limited liability company) and Sprint Communications LLC (a Kansas limited liability company) as guarantors.

As of December 31, 2022, the obligors under the Sprint Spectrum Notes consisted of Sprint Spectrum Co LLC (a Delaware limited liability company), Sprint Spectrum Co II LLC (a Delaware limited liability company), Sprint Spectrum Co III LLC (a Delaware limited liability company), as co-issuers and Sprint Spectrum License Holder LLC (a Delaware limited liability company), Sprint Spectrum License Holder II LLC (a Delaware limited liability company), Sprint Spectrum License Holder III LLC (a Delaware limited liability company), Sprint Spectrum

PledgeCo LLC (a Delaware limited liability company), Sprint Spectrum PledgeCo II LLC (a Delaware limited liability company) and Sprint Spectrum PledgeCo III LLC (a Delaware limited liability company) as guarantors.